UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Condensed Consolidated Financial Information is based on the historical condensed consolidated financial statements of Customer Acquisition Network Holdings, Inc. and Subsidiaries (Holdings), and the historical condensed unaudited Financial statements of Options Newletter, Inc (“Options”) and have been prepared to illustrate the effect of the acquisition of Options at the close of business on January 4, 2008. The unaudited Pro Forma Condensed Condolidated Financial Information should be read in conjunction with Holdings Form 8K/A dated October 18, 2007 related to Holdings acquisition of Desktop Acquisition, Inc. on August 31, 2007, as well as Holdings Form 10-QSB dated November 16, 2007.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the purchase method of accounting for the Options acquisition. The consolidated financial statements of Holdings included in the following unaudited proforma condensed consolidated financial statements are derived from the unaudited consolidated financial statements of Holdings for the nine months ended September 30, 2007 as filed in the Company's 10-QSB for the period ended September 30, 2007. The financial statements of Options included in the following unaudited pro forma condensed consolidated financial statements are derived from the unaudited  financial statements of Options for the nine months ended September 30, 2007. The unaudited pro forma condensed consolidated balance sheet is prepared as though the transactions occurred at the close of business on September 30, 2007. The pro forma statements of operations give effect to the transactions as though they occurred on January 1, 2007.

Because the selected unaudited pro forma condensed consolidated financial information is based upon Options’s financial position and Option’s operating results during periods when the those entities were not under the control, influence or management of Holdings, the information presented may not be indicative of the results that would have actually occurred had the transactions been completed at January 1, 2007 nor is it indicative of future financial or operating results of the combined entity.

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2007

	Customer Acquisition Network Holdings, Inc. (Consolidated) Historical	Options Newsletter, Inc Historical		Proforma Adjustments	Customer Acquisition Network Holdings, Inc. (Consolidated) Proforma

Assets

Current assets:
Cash and cash equivalents	$2,029,093	$56,957	(1)	$(1,500,000)	$586,050
Accounts receivable, net	1,554,047	37,370			1,591,417
Prepaid assets and other current assets	89,111				89,111
Total current assets	3,672,251	94,327		(1,500,000)	2,266,578

Property and equipment, net	114,021	116,869			230,890
Intangible assets, net	1,298,906	73,778	(1)	650,000	2,022,684
Goodwill	7,208,566		(1)	6,681,360	13,889,926
Other assets	66,212				66,212
Deferred tax asset, net	243,582				243,582
Total assets	$12,603,538	$284,974		$5,831,360	$18,719,872
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,566,116	$28,226			$1,594,342
Accounts payable-related parties	22,412	-			22,412
Accrued expenses	422,073	53,523			475,596
Past service bonus	200,000	-			200,000
Line of credit	-	84,746			84,746
Deferred revenue	-	54,100			54,100
Obligations under capital lease, current	-	24,042			24,042
Total current liabilities	2,210,601	244,637		-	2,455,238

Obligations under capital leases, net of current portion	-	45,588			45,588
Deferred tax liability	519,563	-			519,563
Total liabilities	2,730,164	290,225		-	3,020,389
Commitments and contingencies (note 6)

Stockholders’ equity:

Preferred Stock, $0.001 par value; 10,000,000 shares authorized, zero shares issued and outstanding	-				-
Common Stock, $0.001 par value; 140,000,000 shares authorized, 35,313,000 issued and outstanding	34,313	10	(1)	1,000	35,313
			(1)	(10)
Additional paid-in capital	10,776,848	78,070	(1)	5,830,370	16,685,288
Accumulated deficit	(937,787)	(83,331)	(1)		(1,021,118)
Total stockholders’ equity	9,873,374	(5,251)		5,831,360	15,699,483
Total liabilities and stockholders’ equity	$12,603,538	$284,974		$5,831,360	$18,719,872

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED SEPTEMBER 30, 2007

	Customer Acquisition Network Holdings, Inc. (Consolidated) From June 14, 2007 (inception) to September 30, 2007 Historical	Options Newsletter, Inc. For the nine month period ended September 30, 2007 Historical		Proforma Adjustments	Customer Acquisition Network Holdings, Inc. (Consolidated) Proforma

Revenues	$1,169,991	$1,272,615			$2,442,606
Cost of revenue	1,083,613	-			1,083,613
Gross profit	86,378	1,272,615		-	1,358,993

Operating expenses:

General and administrative	939,848	510,947			1,450,795
Sales and marketing	109,884	208,382			318,266
Amortization of intangible assets	91,094	18,447	(2)	292,500	402,041
Merger, acquisition and organizational costs	187,353	-			187,353
Server and hosting maintenance	-	266,706			266,706
Total operating expenses	1,328,179	1,004,482		292,500	2,625,161

(Loss) from operations	(1,241,801)	268,133		(292,500)	(1,266,168)
Other income (expense)	23,995	(9,756)			14,239

(Loss) before income tax benefit	(1,217,806)	258,377		(292,500)	(1,251,929)
Income tax benefit	280,019				280,019
Net loss	$(937,787)	$258,377		$(292,500)	$(971,910)

Net loss per share - basic	(0.04)				(0.04)

Weighted average shares outstanding - basic	22,292,694				22,292,694

Net loss per share - diluted	(0.04)				(0.04)

Weighted average shares outstanding - diluted	22,292,694				22,292,694

 CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.
SIGNIFICANT NOTES AND ASSUMPTIONS TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)
This adjustment reflects the effect of applying purchase accounting to the acquisition of Options Newsletter, Inc. including the payment of $1,500,000 cash and 1,000,000 shares of common stock valued at $5,717,273 and the recording of intangible assets and goodwill. The recording of intangible assets and goodwill is based upon a preliminary valuation and allocation of purchase price.

(2)
This adjustment reflects the effect of amortizing the preliminary intangible assets valuation of $650,000 assuming the acquisition date for purposes of the pro forma condensed consolidated statements of operations was January 1, 2007.